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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-34075, 33-13252, 2-98550, 33-20888, 33-30690, 33-51679, 33-60474, 33-55223, 33-
55553, and 33-61149 of Fifth Third Bancorp on Form S-8 and in Registration Statements No. 33-19965 on Form S-4 and No. 33-54134 on Form S-3 of our report dated January 15, 1997, incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1996.

/s/Deloitte & Touche LLP

March 3, 1997
Cincinnati, Ohio